EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-143267 on Form S-8 of our report dated April 18, 2013, relating to the consolidated financial statements and financial statement schedule of Acorn International, Inc. appearing in this Annual Report on Form 20-F of Acorn International, Inc. for the year ended December 31, 2012.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
April 18, 2013